EXHIBIT 21

WHOLLY OWNED SUBSIDIARIS

1.  Infrax Systems SA (Pty) Ltd., a South Africa corporation established August 11, 2009

2.  PowerCon Energy Systems, Inc., a Nevada corporation established August 12, 2009